Exhibit 99.1

Coursera Announces Legal Leadership Transition

MOUNTAIN VIEW, Calif., Sept. 21, 2026 — Coursera, Inc. (NYSE: COUR), a leading global online learning platform, today announced that Tom Savage has joined the company as Chief Legal Officer and Secretary, effective today, as part of a planned leadership transition. Savage succeeds Alan Cardenas, who has decided to transition from his role as head of the legal department in order to focus on his family after five years with the company, during which time Coursera scaled its operations as a public company. To ensure a smooth handoff, Cardenas will continue to remain in his role as General Counsel with Coursera until the end of 2026 to support Savage's onboarding.

“Alan has been an outstanding partner and leader through many important chapters in Coursera's history, overseeing the company's growth as a public company, helping close our combination with Udemy, and creating a world-class legal team to support our global ecosystem. On behalf of the entire team, I want to thank him for his years of dedication and wish him well as he steps away to focus on family,” said Greg Hart, CEO of Coursera.

Hart continued, “I’m really excited to welcome Tom as our Chief Legal Officer — he brings a phenomenal track record and deep experience working with community-focused technology companies, and he'll be a great addition to our leadership team as we continue to scale and serve our learners, customers, and partners worldwide.”

“Being part of Coursera's journey — through our early months as a public company to the successful close of the Udemy combination — has been one of the most rewarding chapters in my career, particularly the legal team we built along the way to support Coursera’s expanding role in the world. I'm confident that I'm leaving the team in excellent hands with Tom. I look forward to supporting a smooth transition and spending more time with family before turning to the next chapter of my career,” said Cardenas.

“My entire career has been focused on helping technology companies create more opportunities for everyone, and I'm honored to join Coursera at such a pivotal moment for the company and industry. I look forward to working with the entire leadership team in finding new ways to serve our growing community of learners and customers worldwide, and supporting Coursera's mission in the years ahead,” said Savage.

Prior to joining Coursera, Savage held various legal leadership roles at Red Hat over nearly a decade, from November 2017 to May 2026, most recently as Vice President and General Counsel for Red Hat at IBM. Earlier in his career, he served as General Counsel at Marvell Technology, Inc. and as a partner at Wilson Sonsini Goodrich & Rosati, P.C. He holds a J.D. from The University of Chicago Law School and a B.A. in Government from Harvard College.

Exhibit 99.1

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world-class learning. Coursera partners with leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including AI-powered personalized guide and features, like Role Play and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp. Coursera recently combined with Udemy to create one of the world’s most comprehensive skills development platforms. Together, the Coursera and Udemy platforms reach more than 300 million learners and 12,000 enterprise customers worldwide.

Special Note on Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “achieve,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our initiatives to strengthen our market position and potential market opportunities, and our business plans, initiatives and the expectations around such plans and initiatives. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Exhibit 99.1

Contacts

For media: Arunav Sinha, press@coursera.org
For investors: Cam Carey, ir@coursera.org

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